September 26, 2008

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

RE:	Cozumel Corporation

Ladies and Gentlemen:

We have read the statements made by Cozumel Corporation in Item 4.01 of the accompanying Form 8-K/A (Commission file number 000-27835), which is being filed with the Securities and Exchange Commission.  We agree with the statements therein as they relate to our firm.

Best regards,

/s/ De Joya Griffith & Company, LLC

De Joya Griffith & Company, LLC

2580 Anthem Village Dr., Henderson, NV  89052

Telephone (702) 563-1600 ●  Facsimile (702) 920-8049